UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

DATE OF REPORT (Date of earliest event reported): March 31, 2009

______________________________

FIRST MERCHANTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

_______________________________

INDIANA	0-17071	35-1544218
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

200 East Jackson Street

P.O. Box 792

Muncie, IN 47305-2814

(Address of Principal Executive Offices, including Zip Code)

(765) 747-1500

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 31, 2009, four (4) of the wholly-owned subsidiary banks (collectively, the "Banks") of First Merchants Corporation (the "Corporation"), completed the issuance and sale of an aggregate of $79,000,000 of 2.625% Senior Notes due March 30, 2012 (the "Notes") through a pooled offering.  Including the FDIC fee, underwriting, legal and accounting expenses the effective rate will be 3.812%. The Banks include First Merchants Bank, Lafayette Bank and Trust Company, Commerce National Bank and Lincoln Bank.  The Notes are guaranteed by the Federal Deposit Insurance Corporation under its Temporary Liquidity Guarantee Program and are backed by the full faith and credit of the United States. The Notes are issued by the Banks and are not obligations of, or guaranteed by, the Corporation.

In connection with the FDIC’s Temporary Liquidity Guarantee Program, each Bank entered into a Master Agreement with the FDIC on January 16, 2009. The Master Agreement contains, among other things, certain terms and conditions that must be included in the governing documents for any senior debt securities issued by the Banks that are guaranteed pursuant to the FDIC’s Temporary Liquidity Guarantee Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 31, 2009.

FIRST MERCHANTS CORPORATION

By: /S/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer